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                                                                 Exhibit 10.2(e)

                   MEMBERSHIP INTERESTS CONTRIBUTION AGREEMENT


            THIS MEMBERSHIP INTERESTS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the ___ day of __________, 1998, by and among the transferors set forth on Attachment 1 to this Agreement ("Transferors") and MARINEMAX, INC. ("Transferee" or "MarineMax").

            1. AGREEMENT OF TRANSFER.

                  (a) TRANSFER OF MEMBERSHIP INTERESTS. Transferors, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby contribute, transfer and convey and Transferee hereby receives all of Transferors' membership interests (the "Membership Interests") in Harrison's Realty California, L.L.C., a Delaware limited liability company (the "Company"), such Membership Interests constituting all of the membership interests in the Company.

                  (b) TAX-FREE EXCHANGE. Transferors and Transferee acknowledge that this Agreement is intended to effectuate a tax-free exchange of property under Section 351 of the Internal Revenue Code of 1986, as amended.

                  (c) ACCOUNTING TREATMENT. The contribution provided for in this Agreement shall be accounted for as a pooling-of-interests, in accordance with generally accepted accounting principles and the rules and regulations of the SEC.

            2. CLOSING. The consummation of the transactions contemplated by this Agreement shall be deemed to have occurred on and as of the date hereof first above written ("Effective Time").

            3. CONSIDERATION. The consideration for the exchange of the Membership Interests shall be the number of shares of the Common Stock, par value $.001 per share, of the Transferee (the "Shares") set forth on Exhibit "A" attached hereto. If there is more than one Transferor, Exhibit "A" also sets forth the allocation of the Shares between the Transferors.

            4. STOCK CERTIFICATES AND STOCK POWER. On or before a date fifteen
(15) business days from and after the date hereof, Transferee shall deliver to Transferors stock certificates representing the Shares.

            5. ESCROW OF PORTION OF THE SHARES. Upon the delivery to Transferors of the Shares, each of the Transferors agree to deliver or cause to be delivered into escrow for a period of one (1) year following the Effective Time an aggregate of ten percent (10%) of the Shares delivered to each such Transferors pursuant to this Agreement for purposes of securing the obligations, representations and warranties of the Transferors arising under this Agreement



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and all documents executed in connection herewith, such escrow to be governed by an escrow agreement in the form attached hereto as Exhibit "B" (the "Escrow Agreement"). Transferors each agree to execute and deliver the Escrow Agreement at or before the Effective Time.


            6. REPRESENTATIONS AND WARRANTIES. Transferors represent and warrant to Transferee as of the date of this Agreement, as follows:

                  (a) Transferors own all of the Membership Interests, such Membership Interests constituting all of the membership interests in the Company, and the Membership Interests are free and clear of all liens, claims, rights, charges, encumbrances and security interests of whatsoever nature or type, and Transferors have good title to all of the Membership Interests.

                  (b) The Company has no liabilities except liabilities relating to any outstanding mortgages or deeds of trust, and relating to any obligations of record with respect to real property owned by the Company.

                  (c) Transferors acknowledge that they have received the Private Placement Memorandum and are familiar with and understand the information set forth therein including the "Risk Factors."

                  (d) Transferors have sufficient knowledge and experience in business and financial matters (or has received from a person of Transferors' selection sufficient advice with respect to such matters) to be capable of evaluating the merits and risks of the acquisition of the Shares.

                  (e) Transferors represent and warrant that they have relied solely upon the Private Placement Memorandum and upon the advice of Transferors' legal counsel and other advisers with respect to the ownership of the Shares. Transferors have reviewed with Transferors' own tax advisors the federal, state, local and foreign tax consequences in connection with the acquisition of the Shares (including any tax consequences that may result under recently enacted legislation). Transferors shall be responsible for Transferors' own tax liability that may arise as a result of this transaction.

                  (f) Transferors have the opportunity to ask questions and receive information with respect to, among other things, the proposed business affairs, financial condition, plans and prospects of the Transferee and the terms and conditions of the acquisition of the Shares, as Transferors have requested so as to more fully understand their investment.

                  (g) Neither the Transferee nor any person representing or acting on behalf of the Transferee, or purportedly representing or acting on behalf of the Transferee in the Private Placement Memorandum or set forth in the Contribution Agreement, have made any


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representations, warranties, agreements or statements other than those contained herein which influenced or affected Transferors' decision to acquire the Shares.

                  (h) Transferors are acquiring the Shares for Transferors' own account without any view to a transfer, sale, assignment or other distribution thereof other than a transfer, sale, assignment or other distribution not in violation of the Securities Act of 1933, as amended.

                  (i) Transferors acknowledge, understand and agree that the Shares have not been and will not be registered under any federal or state securities law including, but not limited to, the Securities Act of 1933, as amended, and that no federal or state governmental agency or authority has approved or passed upon the issuance of the Shares. Transferors understand that there is not now, and that there is not likely to be in the future, any market for the Shares and that the Shares must be held by Transferors for an indefinite period of time, absent registration or qualification of the Shares under applicable laws or the receipt of an opinion of counsel satisfactory to Transferee that registration or qualification is not required. Transferors acknowledge that the certificate representing the Shares to be issued to Transferors will bear legends restricting the transferability thereof to the foregoing effect.

                  (j) Transferors have the ability to bear the economic risk of the acquisition of the Shares, including the complete loss of Transferors' investment.

                  (k) Transferors further acknowledge, understand and agree that the Transferee shall affix the following legends in substantially the following form to the certificates evidencing the Shares:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF SUCH ACTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR THE RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

            THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN LETTER AGREEMENT DATED
                              , 1998 BY THE BENEFICIAL HOLDER OF THIS
            CERTIFICATE, WHICH RESTRICTS


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            THE SALE, TRANSFER OR DISPOSITION OF THE SHARES. A COPY OF THE
            LETTER AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THIS CORPORATION.

                  (l) All of the information set forth in this Agreement concerning Transferors is true and correct.

            7. INDEMNIFICATION. Transferors make the following covenants that are applicable to them:

                  (a) GENERAL INDEMNIFICATION BY THE TRANSFERORS. Transferors each covenant and agree that they will indemnify, defend, protect and hold harmless MarineMax and the Company at all times, from and after the date of this Agreement until the applicable Expiration Date (as herein defined), for, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred on or prior to the Expiration Date (or thereafter if a claim has been made therefor prior to such date) by MarineMax as a result of or arising from
(i) any breach of the representations and warranties of the Transferors set forth in Section 6 hereof; and (ii) any breach of any agreement on the part of the Transferors under this Agreement.

                  (b) LIMITATIONS ON INDEMNIFICATION. The indemnification obligations of Transferors set forth in this Agreement shall survive only for a period of the earlier of (i) the date of the first audit of financial statements of the Company containing combined operations of Transferee and the Company, for those representations and warranties set forth in Section 6, which representations and warranties specifically deal with items that would be expected to be encountered in the audit process, or (ii) twelve months from the Effective Time (the end of such period being the "Expiration Date"). MarineMax and the Company shall not assert any claim hereunder against the Transferors until such time as, and solely to the extent that, the aggregate of all claims against the Transferors shall exceed the sum of $30,000 (the "Indemnification Deductible"); and after such Indemnification Deductible amount has been attained, only claims in excess of such amount shall be indemnified hereunder.

                  MarineMax and the Company may recover for indemnification hereunder only from the Shares held in escrow pursuant to and as provided in the Escrow Agreement. It is hereby understood and agreed that Transferors may only satisfy an indemnification obligation through payment of stock, such stock to be valued as described immediately below, except as may otherwise be permitted and still preserve pooling-of-interests accounting treatment. Notwithstanding any term of this Agreement to the contrary, no provision of this Agreement shall limit or be deemed to limit any liability or remedy one party may have against any other parties hereto that arises by statute or any applicable federal, state or local law.


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                  For purposes of calculating the value of the MarineMax Stock received by Transferors, MarineMax Stock shall be valued at $13.00 per share.

                  No provision of this Agreement or in this Section 7 shall limit or be deemed to limit any liability or remedy one party may have against any other party hereto with respect to a claim of fraud.

            8. FURTHER ASSURANCES. Transferors and Transferee hereby agree to execute and deliver, or cause Transferors' spouse, partners, members, shareholders, officers, directors or any other necessary party to execute and deliver, such further instruments and documents and take such other actions as may be reasonably necessary or convenient to carry out the transactions contemplated hereby, including, without limitation, all further instruments, documents and actions as may be reasonably required to transfer the Membership Interests from Transferors to Transferee. The provisions of this Paragraph 8 shall survive the date of this Agreement.

            9. NOTICES. Unless otherwise required by law, all notices required to be given hereunder shall be in writing and shall be conveyed by (i) personal delivery (including by any messenger, courier service or facsimile), or (ii) United States Postal Service by certified or registered mail, postage prepaid, with return receipt requested, if to Transferors, at the address set forth on Attachment 1, and if to Transferee, at 18167 U.S. Hwy 19 North, Suite 499, Clearwater, Florida, 33764. Notice given by personal delivery shall be deemed to have been given upon delivery to the appropriate address against receipt therefor (or upon refusal or acceptance), and notice given by U.S. mail shall be deemed to have been given two days after deposit in the U.S. mail. Each party may designate from time to time, another address in place of the address hereinabove set forth by notifying the other parties in the same manner as provided in this paragraph.

            10. REPRESENTATIONS AND WARRANTIES AT CLOSING. All of Transferors' representations and warranties contained in Section 6 shall survive only for a period of the earlier of (i) the date of the first audit of financial statements of the Company containing combined operations of Transferee and the Company, which representations and warranties specifically deal with items that would be expected to be encountered in the audit process, or (ii) twelve months from the Effective Time.

            11. ATTORNEYS' FEES. If any party to this Agreement shall breach its representations or warranties hereunder or shall fail to fulfill or perform any of its covenants or obligations in this Agreement, that party shall pay all costs, including, without limitation, reasonable attorneys' fees and expert witness fees, that may be incurred to enforce the terms, covenants, conditions and provisions of this Agreement, or that may be incurred as a result of the default under or breach of this Agreement, in the event legal action is commenced.


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            12. ENTIRE AGREEMENT; AMENDMENT. All attachments and exhibits attached to this Agreement are incorporated into this Agreement by reference and made a part hereof. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition may be made to this Agreement except by a written agreement executed by the parties.

            13. TIME OF ESSENCE. Time is of the essence with respect to the performance of all terms, covenants, conditions and provisions of this Agreement.

            14. APPLICABLE LAW. This Agreement and the rights of the parties hereto shall be interpreted, governed and construed in accordance with the laws of the State of Delaware.

            15. SECTION HEADINGS. The section headings in this Agreement are inserted only for convenience and reference and the parties intend that they shall be disregarded in interpreting the terms, covenants, conditions and provisions of this Agreement.

            16. WAIVER. Each party shall have the right to excuse or waive performance by the other party of any obligation under this Agreement by a writing signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Transferors or Transferee of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

            17. BINDING EFFECT, NOMINEE. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Transferee may assign this Agreement or nominate a substitute Transferee for this Agreement.

            18. CONSTRUCTION. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning and without regard to any presumption or other rule requiring construction against the party causing this Agreement or any part of this Agreement to be drafted. The parties acknowledge that each party has reviewed this Agreement and has had the opportunity to have it reviewed by legal counsel. If any words or phrases in this Agreement are stricken or otherwise eliminated, whether or not other words or phrases have been added, this Agreement shall be construed as if the words or phrases stricken or otherwise eliminated were never included in this Agreement, and no implication or inference will be drawn from the fact that the words or phrases were stricken or otherwise eliminated.

            19. NO PARTNERSHIP, THIRD PERSON. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement between Transferors and Transferee except as specifically provided herein. No term


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or provision of this Agreement is intended to benefit any person, partnership, corporation or other entity not a party hereto (including, without limitation, any broker), and no such other person, partnership, corporation or entity shall have any right or cause of action hereunder.

            20. TIME OF PERFORMANCE. If the date for performance of any obligation hereunder or the last day of any time period provided for herein shall fall on a Saturday, Sunday or legal holiday, then said date for performance or time period shall expire on the first day thereafter which is not a Saturday, Sunday or legal holiday. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made and completed if made and completed no later than 5:00 P.M. (Eastern Standard Time) on the day for performance.

            21. TRANSFER TAXES. Any transaction, privilege, sales, transfer, or other taxes payable by reason of the purchase and sale provided for in this Agreement shall be paid by Transferor.

                         [NO FURTHER TEXT ON THIS PAGE]


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

                                   TRANSFERORS:


                                   /s/ Richard C. LaManna
                                   -------------------------------------------
                                   Richard C. LaManna, Jr., as Co-Trustee of
                                   The LaManna Family Trust, Member


                                   /s/ Judith L. LaManna
                                   -------------------------------------------
                                   Judith L. LaManna, as Co-Trustee of The
                                   LaManna Family Trust, Member


                                   /s/ Darrell Christopher LaManna
                                   -------------------------------------------
                                   Darrell Christopher LaManna, a single man,
                                   Member



                                   TRANSFEREE:

                                   MARINEMAX, INC.



                                   By:  /s/ Michael H. McLamb
                                        ---------------------------------------
                                   Name:  Michael H. McLamb


                                   Its:
                                        ---------------------------------------

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                                  ATTACHMENT 1




                                   TRANSFERORS


Name: Richard C. LaManna, Jr. and Judith L. LaManna, as Co-Trustees of the LaManna Family Trust, as Members of Harrison's Realty California, L.L.C., a Delaware limited liability company

Address:    ____________________________________________
            ____________________________________________
            ____________________________________________
            ____________________________________________


Name: Darrell Christopher LaManna, a single man, as Member of Harrison's Realty California, L.L.C., a Delaware limited liability company

Address:    ____________________________________________
            ____________________________________________
            ____________________________________________
            ____________________________________________




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                                   EXHIBIT "A"

                      NUMBER OF SHARES OF TRANSFEREE STOCK
                          TO BE RECEIVED BY TRANSFERORS


Richard C. LaManna, Jr.      61,266 (6,126 of which shall be placed into Escrow)
and Judith L. LaManna as
Co-Trustees of the LaManna
Family Trust

Darrell Christopher LaManna  61,266 (6,126 of which shall be placed into Escrow)